AMENDMENT TO STOCK PURCHASE AGREEMENT

      THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into this 24th day of September, 1997, by and among GEOSCIENCE CORPORATION, a Nevada corporation ("Seller"), PARADIGM GEOPHYSICAL CORP., a Delaware corporation ("Purchaser"), and PARADIGM GEOPHYSICAL LTD., a corporation formed under the laws of Israel ("PG Guarantor").

                                 WITNESSETH:

      WHEREAS, Seller, Purchaser and PG Guarantor entered into that certain Stock Purchase Agreement (the "Agreement") dated September 5, 1997, with respect to the sale and purchase of all of the outstanding stock of CogniSeis Development, Inc., a Delaware corporation; and

      WHEREAS, Seller, Purchaser and PG Guarantor now desire to amend the Agreement;

      NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows.

      1. Indemnity. Section 9 of the Agreement is hereby amended to read in its entirety as follows:

      "LIMITATION OF LIABILITY. Notwithstanding any other provision of this
      Agreement: (a) the liability of the Purchaser and the Seller under this Agreement for any breach of representation, warranty or covenant herein shall be limited to actual damages only and shall not include incidental, consequential or indirect damages; (b) the Seller shall not have any liability for any such breaches or any indemnification unless the aggregate liabilities exceed $500,000.00; (c) the aggregate liability of the Seller for indemnification for the obligations listed in item number 4 of Exhibit "B" shall not exceed $550,000; and (d) the aggregate liability of the Seller for all other such breaches and indemnification shall not exceed $5,000,000.00. Notwithstanding the foregoing to the contrary, the limitations of clauses (b) and (d) shall not apply to the Seller's indemnity obligations under Section 8(c)."

      2. CORPORATE NAME OF PURCHASER. It is acknowledged and agreed that Purchaser's proper corporate name is "Paradigm Geophysical Corp." not "Paradigm Geophysical Corporation" as set forth in the Agreement. Purchaser does hereby ratify and confirm the terms of the Agreement in its proper corporate name.

      3. COUNTERPARTS. This Amendment may be executed in one or more counterparts all of which together shall constitute one and the same instrument. In making proof hereof, it shall be

AMENDMENT TO STOCK
PURCHASE AGREEMENT - Page 1
necessary to produce only one such counterpart. A telecopied facsimile of a duly executed counterpart of this Amendment shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, the parties agree to promptly return an original, duly executed counterpart of this Amendment following the delivery of a telecopied facsimile thereof.

      4. DEFINED TERMS. Any capitalized terms used herein and not defined herein shall have the same meaning as in the Contract. In the event of a conflict between the terms of this Amendment and the terms of the Contract, the terms of this Amendment shall control.

      5. CAPTIONS. The section headings used in this Amendment are for convenience of reference only and shall not control or affect the meaning or interpretation of the terms hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                    GEOSCIENCE CORPORATION


                                    By: /s/ RICHARD F. MILES
                                    Name:   Richard F. Miles
                                    Title:  President

                                    PARADIGM GEOPHYSICAL CORPORATION


                                    By: /s/ ELDAD WEISS
                                    Name:   Eldad Weiss
                                    Title:  Chief Executive Officer

                                    PARADIGM GEOPHYSICAL LTD.


                                    By: /s/ ELDAD WEISS
                                    Name:   Eldad Weiss
                                    Title:  Chief Executive Officer


AMENDMENT TO STOCK
PURCHASE AGREEMENT - Page 2